MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES







                        CONSOLIDATED FINANCIAL STATEMENTS

                 AS OF SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

              AND FOR THE PERIODS ENDED SEPTEMBER 30, 1996 AND 1995

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES



                                    I N D E X



                                                                           PAGE
                                                                           ----

Consolidated Balance Sheets - September 30, 1996 (Unaudited)
    and December 31, 1995 (Audited)                                           3

Consolidated Statements of Income - Three months and
    nine months ended September 30, 1996 and 1995 (Unaudited)                 4

Consolidated Statement of Changes in Shareholder's
    Equity - Nine months ended September 30, 1996 (Unaudited)                 5

Consolidated Statements of Cash Flows
    - Nine months ended September 30, 1996 and 1995 (Unaudited)               6

Notes to Consolidated Financial Statements (Unaudited)                        7

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (Dollars in thousands except per share amounts)

                                                                         September 30, 1996           December 31, 1995
                                                                  -----------------------------   --------------------------
                                                                          (Unaudited)                     (Audited)
                       ASSETS
Investments:
     Fixed-maturity securities held as available-for-sale
        at fair value (amortized cost $3,861,248 and $3,428,986)             $3,964,913                     $3,652,621
     Short-term investments, at amortized cost
       (which approximates fair value)                                          182,882                        198,035
     Other investments                                                           14,281                         14,064
                                                                         ---------------               ----------------
        TOTAL INVESTMENTS                                                     4,162,076                      3,864,720

Cash and cash equivalents                                                         2,698                          2,135
Securities purchased under agreement to resell                                   80,500                            ---
Accrued investment income                                                        66,086                         60,247
Deferred acquisition costs                                                      144,937                        140,348
Prepaid reinsurance premiums                                                    207,365                        200,887
Goodwill (less accumulated amortization of
   $41,038 and $37,366)                                                         101,942                        105,614
Property and equipment, at cost (less accumulated
  depreciation of $14,276 and $12,137)                                           42,831                         41,169
Receivable for investments sold                                                   2,840                          5,729
Other assets                                                                     50,116                         42,145
                                                                         ---------------               ----------------
        TOTAL ASSETS                                                         $4,861,391                     $4,462,994
                                                                         ===============               ================

                    LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
     Deferred premium revenue                                                $1,733,887                     $1,616,315
     Loss and loss adjustment expense reserves                                   51,641                         42,505
     Deferred income taxes                                                      181,375                        212,925
     Payable for investments purchased                                           46,071                         10,695
     Securities sold under agreement to repurchase                               80,500                            ---
     Other liabilities                                                           68,132                         54,682
                                                                         ---------------               ----------------
        TOTAL LIABILITIES                                                     2,161,606                      1,937,122
                                                                         ---------------               ----------------

Shareholder's Equity
     Common stock, par value $150 per share; authorized,
       issued and outstanding - 100,000 shares                                   15,000                         15,000
     Additional paid-in capital                                               1,037,005                      1,021,584
     Retained earnings                                                        1,581,612                      1,341,855
     Cumulative translation adjustment                                           (1,322)                         2,704
     Unrealized appreciation of investments,
       net of deferred income tax provision
       of $36,497 and $78,372                                                    67,490                        144,729
                                                                         ---------------               ----------------
        TOTAL SHAREHOLDER'S EQUITY                                            2,699,785                      2,525,872
                                                                         ---------------               ----------------

        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                           $4,861,391                     $4,462,994
                                                                         ===============               ================

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                             (Dollars in thousands)

                                                                 Three months ended                  Nine months ended
                                                                    September 30                        September 30
                                                          --------------------------------     --------------------------------
                                                              1996              1995               1996              1995
                                                          --------------    --------------     --------------    --------------
Revenues:
     Gross premiums written                                     $80,353           $92,362           $335,807          $270,139
     Ceded premiums                                              (9,036)          (13,077)           (35,665)          (32,206)
                                                          --------------    --------------     --------------    --------------
         Net premiums written                                    71,317            79,285            300,142           237,933
     Increase in deferred premium revenue                        (6,336)          (23,336)          (111,889)          (76,422)
                                                          --------------    --------------     --------------    --------------
         Premiums earned (net of ceded
             premiums of $10,285, $8,900,
             $29,187 and $23,552)                                64,981            55,949            188,253           161,511
     Net investment income                                       63,723            55,988            184,379           162,836
     Net realized gains                                           3,115             2,902              9,702             6,324
     Other income                                                   724               421              2,047             1,553
                                                          --------------    --------------     --------------    --------------
         Total revenues                                         132,543           115,260            384,381           332,224
                                                          --------------    --------------     --------------    --------------


Expenses:
     Losses and loss adjustment                                   2,888             3,211             10,354             7,954
     Policy acquisition costs, net                                6,404             5,511             18,294            15,781
     Underwriting and operating                                  12,551            10,554             34,625            29,553
     Interest expense                                               788               ---              1,040               ---
                                                          --------------    --------------     --------------    --------------
         Total expenses                                          22,631            19,276             64,313            53,288
                                                          --------------    --------------     --------------    --------------

Income Before Income Taxes                                      109,912            95,984            320,068           278,936

Provision for income taxes                                       22,026            20,811             67,311            60,891
                                                          --------------    --------------     --------------    --------------

Net income                                                     $ 87,886          $ 75,173           $252,757          $218,045
                                                          ==============    ==============     ==============    ==============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)

                  For the nine months ended September 30, 1996

                 (Dollars in thousands except per share amounts)

                                                   Common Stock            Additional                    Cumulative     Unrealized
                                             -------------------------      Paid-In        Retained      Translation   Appreciation
                                               Shares         Amount        Capital        Earnings      Adjustment   of Investments
                                             ----------     ----------     ----------     ----------     -----------  --------------
Balance, January 1, 1996 ...............        100,000       $15,000      $1,021,584     $1,341,855       $ 2,704        $144,729

Exercise of stock options ..............           --             --            6,854           --             --              --

Net income .............................           --             --             --          252,757           --              --

Change in foreign
  currency translation  ................           --             --             --             --          (4,026)           --

Change in unrealized
  appreciation of
  investments net of change
  in deferred income taxes
  of $41,875 ...........................           --             --             --             --             --          (77,239)

Dividends declared
 (per common share $130)                           --             --             --          (13,000)          --              --

Tax reduction related to
  tax sharing agreement
  with MBIA Inc. .......................           --             --            8,567           --             --              --

                                             ----------     ----------     ----------     ----------     ----------      ----------
Balance, September 30, 1996 ............        100,000       $15,000      $1,037,005     $1,581,612       $(1,322)       $ 67,490
                                             ==========     ==========     ==========     ==========     ==========      ==========

         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (Dollars in thousands)

                                                                          Nine months ended
                                                                             September 30
                                                                    --------------------------
                                                                        1996           1995
                                                                    ------------    ----------
Cash flows from operating activities:
     Net income                                                       $  252,757    $  218,045
     Adjustments to reconcile net income to net
       cash provided by operating activities:
         Increase in accrued investment income                            (5,839)       (1,745)
         Increase in deferred acquisition costs                           (4,589)       (5,084)
         Increase in prepaid reinsurance premiums                         (6,478)       (8,654)
         Increase in deferred premium revenue                            118,367        85,076
         Increase in loss and loss adjustment expense reserves             9,136         5,098
         Depreciation                                                      2,179         1,975
         Amortization of goodwill                                          3,672         3,697
         Amortization of bond discount, net                               (5,510)       (1,389)
         Net realized gains on sale of investments                        (9,702)       (6,324)
         Deferred income taxes                                            10,325         9,105
         Other, net                                                       16,606        21,247
                                                                    ------------    ----------
         Total adjustments to net income                                 128,167       103,002
                                                                    ------------    ----------
         Net cash provided by operating activities                       380,924       321,047
                                                                    ------------    ----------
Cash flows from investing activities:
     Purchase of fixed-maturity securities, net
       of payable for investments purchased                           (1,047,429)     (664,949)
     Sale of fixed-maturity securities, net of
       receivable for investments sold                                   589,812       376,589
     Redemption of fixed-maturity securities,
       net of receivable for investments redeemed                        106,439        55,513
     Purchase of short-term investments, net                             (12,693)      (17,035)
     Sale (purchase) of other investments, net                               361          (664)
     Capital expenditures, net of disposals                               (3,851)       (3,131)
                                                                    ------------    ----------
         Net cash used in investing activities                          (367,361)     (253,677)
                                                                    ------------    ----------
Cash flows from financing activities:
     Dividends paid                                                      (13,000)      (66,500)
                                                                    ------------    ----------

         Net cash used by financing activities                           (13,000)      (66,500)
                                                                    ------------    ----------

Net increase in cash and cash equivalents                                    563           870
Cash and cash equivalents - beginning of period                            2,135         1,332
                                                                    ------------    ----------

Cash and cash equivalents - end of period                             $    2,698    $    2,202
                                                                    ============    ==========
Supplemental cash flow disclosures:
     Income taxes paid                                                $   50,678    $   40,290
     Interest expense                                                        ---           ---

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  BASIS OF PRESENTATION
-------------------------

     The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "Company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1995. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the nine months ended September 30, 1996 may not be indicative of the results that may be expected for the year ending December 31, 1996. The December 31, 1995 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.


2.  DIVIDENDS DECLARED
----------------------

     Dividends declared by the Company during the nine months ended September 30, 1996 were $13.0 million.



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